Exhibit 99.1

CONTACT INFORMATION:

David Mutryn

Director of Investor Relations

703.502.7731

david_mutryn@sra.com

SRA Announces Financial Results for

Third Quarter of Fiscal Year 2010

•	Revenue up 9% year over year to $411 million

•	Diluted EPS $0.36 before the impact of previously announced impairment charge

•	Generated $55 million in cash flow from operations and finished the quarter with no debt

•	Updating guidance for fiscal year 2010

FAIRFAX, Va., May 6, 2010 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to government organizations and commercial clients, today announced operating results for the third quarter of fiscal year (FY) 2010, which ended March 31, 2010.

Revenue for the quarter was $411.0 million, up 9.0% from $376.9 million in the March 2009 quarter. Organic revenue growth was 8.4%.

The Company reported an operating loss in the quarter of $30.9 million, net losses of $39.7 million, and a loss per share of $0.70. Included in the current quarter are non-cash asset impairment charges of $61.3 million related to the Era business. This includes a $60.0 million goodwill impairment charge that is not tax deductible. Adjusted for the impact of these impairment charges, operating income was $30.4 million, net income was $21.1 million, and diluted earnings per share were $0.36.

SRA President and CEO Stan Sloane said, “We’re happy to report another quarter of solid organic growth. We won the largest contract in the company’s history during the quarter, and are confident that our bid pipeline provides continued opportunity for growth.”

Executive Vice President and CFO Rick Nadeau added, “Cash flow from operations was strong in the quarter, driven by improvement in days sales outstanding. We repaid all borrowings on our line of credit and finished the quarter with no debt.”

Reported figures include two other unusual items. Resolution of a dispute with the sellers of Era Systems Corporation resulted in a gain of $3.4 million which is shown on a separate line on the income statement, and is not taxable. The company also recognized additional federal and state tax benefits attributable to prior periods that reduced income tax expense in the quarter by $1.1 million. Adjusted for the impact of these two items and the impairment charges, operating income was $27.1 million, net income was $16.6 million, and diluted earnings per share were $0.29.

A reconciliation between the adjusted results and the reported results is provided below.

Contract Awards

SRA won new business in the second quarter with potential value of $751 million, if all option years are exercised, representing a book to bill ratio of 1.8. Year to date, SRA has won new business with a total potential value of $2.1 billion, for a book to bill ratio of 1.7. As of March 31, 2010, the company’s backlog of signed business orders was $4.8 billion, up 13% year-over-year, and the funded portion of backlog was $922 million.

Major highlights of competitive contract awards in the quarter include:

•

U.S. Department of Agriculture (USDA). The company was awarded the Application Transformation and Modernization System Integrator, or ATM SI, contract. Under this single-award blanket purchase agreement, SRA will help implement SAP enterprise resource planning tools for the USDA. The contract value against which future task orders are expected to be issued is $500 million over seven years.

•

The Administrative Office of the U.S. Courts, Office of Probation and Pretrial Services (OPPS). The company won a contract to implement service-oriented architecture for the OPPS. The task order, under the multiple-award JMAS III contract, represents an expansion of current work.

•

U.S. Air Force. The company was awarded the Information Technology Training Product Support task order to provide integration management support services to the Air Force Distributed Common Ground System Formal Training Unit. This was a recompete of current work, and has an estimated value of $19.5 million over five years, if all options are exercised.

Forward Guidance

The company is updating revenue and earnings guidance for Fiscal Year 2010 previously provided on February 8, 2010. The table below represents management’s current expectations about the company’s future financial performance, based on information available at this time. The forward guidance in this table does not include any effect for acquisitions or divestitures that SRA might make in the future. The guidance assumes that the FY 2010 diluted weighted-average shares outstanding is 57.4 million, excluding unvested restricted stock awards, and that the allocation of earnings to unvested restricted shares used in the calculation of diluted earnings per share is approximately 1.2% of net income.

Measure	Fiscal Year (FY) Ending June 30, 2010	Change from FY 2009 to 2010
Revenue	$1.65 billion to $1.665 billion	7% to 8%
Reported diluted earnings per share	$0.26 to $0.31	-74% to -69%
Adjusted diluted earnings per share	$1.32 to $1.36	31% to 35%

Adjusted diluted earnings per share exclude the impact of the $61.3 million impairment charge. The guidance implies revenue of $408 million to $423 million and diluted earnings per share of $0.31 to $0.35 in the fourth quarter of fiscal year 2010.

Conference Call

SRA senior management will hold a conference call to discuss these operating results and forward guidance today at 5:00 PM Eastern. Interested parties may listen to the conference call by dialing 800-779-8164 (U.S./Canada) or 312-470-7006 (Other) with passcode 9186448. The conference call will be Webcast simultaneously through a link on the SRA Web site (www.sra.com). A replay of the conference call will be available approximately two hours after the conclusion of the call on May 6 through May 20 by dialing 800-224-1285 (U.S./Canada) or 402-220-3691 (Other) and entering passcode 1978.

About SRA International, Inc.

SRA and its subsidiaries are dedicated to solving complex problems of global significance for government organizations serving the national security, civil government and global health markets. Founded in 1978, the company and its subsidiaries have expertise in such areas as air surveillance and air traffic management; contract research organization (CRO) services; cyber security; disaster response planning; enterprise resource planning; environmental strategies; IT systems, infrastructure and managed services; logistics; public health preparedness; public safety; strategic management consulting; systems engineering; and wireless integration.

SRA and its subsidiaries employ more than 7,000 employees serving clients from its headquarters in Fairfax, Va., and offices around the world. For additional information on SRA, please visit www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of May 6, 2010. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 6, 2010.

# # #

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	31-Mar-10	31-Mar-09	31-Mar-10	31-Mar-09
Revenue	$411,027	$376,928	$1,242,022	$1,138,606
Operating costs and expenses:
Cost of services (a)	312,690	281,675	942,930	852,230
Selling, general and administrative (a)	64,232	63,923	190,509	195,008
Depreciation and amortization	7,026	7,244	21,512	21,537
Impairment of goodwill and other long-lived assets	61,315	—	61,315	—
Settlement of claims against Era sellers	(3,361)	—	(3,361)	—
Sale of Constella Futures Holding, LLC	—	—	1,889	(1,939)
Acquired in-process research and development	—	—	—	900

Total operating costs and expenses	441,902	352,842	1,214,794	1,067,736

Operating (loss) income	(30,875)	24,086	27,228	70,870
Interest expense	(309)	(897)	(1,137)	(4,832)
Interest income	418	449	1,391	1,852

(Loss) income before income taxes	(30,766)	23,638	27,482	67,890
Provision for income taxes	8,945	9,365	29,955	27,373

Net (loss) income	$(39,711)	$14,273	$(2,473)	$40,517

(Loss) earnings per share:
Basic	$(0.70)	$0.25	$(0.04)	$0.71

Diluted	$(0.70)	$0.25	$(0.04)	$0.70

(a)	Beginning in fiscal 2010, the Company reclassified the portion of rent and facility costs, as well as stock-based compensation expense related to employees who perform work directly for the Company’s clients from the caption “selling, general and administrative” expenses to the caption “cost of services.” All prior period balances have been reclassified to conform to the current period presentation. The impact of this reclassification on the five most recent completed fiscal years is disclosed in our Form 10-Q filed with the SEC.

Reconciliation Between Reported Net (Loss) Income and Net (Loss) Income used in the Calculation of Earnings Per Share (Unaudited)

(in thousands, except share and per share amounts)

In accordance with Accounting Standards Codification (ASC) section 260 Earnings Per Share, we are required to allocate a portion of our earnings to any outstanding unvested restricted share awards that qualify as participating securities as defined in that standard. The Company’s unvested restricted stock awards are excluded from both the basic and diluted weighted average shares outstanding.

	Three Months Ended		Nine Months Ended
	31-Mar-10	31-Mar-09	31-Mar-10	31-Mar-09
Net (loss) income, as reported	$(39,711)	$14,273	$(2,473)	$40,517
Less: allocation of earnings to unvested restricted shares		175		470

Net (loss) income for the computation of earnings per share	$(39,711)	$14,098	$(2,473)	$40,047

Basic weighted-average shares outstanding	56,766,297	56,202,281	56,672,489	56,310,389

Diluted weighted-average shares outstanding	56,766,297	56,581,858	56,672,489	56,851,846

Basic (loss) earnings per share	$(0.70)	$0.25	$(0.04)	$0.71

Diluted (loss) earnings per share	$(0.70)	$0.25	$(0.04)	$0.70

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	As of
	31-Mar-10	30-Jun-09
Current assets:
Cash and cash equivalents	$40,488	$74,683
Accounts receivable, net	380,881	356,261
Inventories, net	8,377	6,786
Prepaid expenses and other	28,768	37,707
Deferred income taxes	13,655	13,924

Total current assets	472,169	489,361

Property, plant and equipment, net	35,049	38,130

Long-term assets:
Goodwill	438,995	490,481
Identified intangibles, net	37,533	43,235
Deferred income taxes	—	1,272
Deferred compensation trust	7,566	6,494
Other long-term assets	16,519	25,320

Total long-term assets	500,613	566,802

Total assets	$1,007,831	$1,094,293

Current liabilities:
Accounts payable and accrued expenses	$109,049	$137,443
Accrued payroll and employee benefits	110,948	111,296
Billings in excess of revenue recognized	20,669	16,598

Total current liabilities	240,666	265,337

Long-term liabilities:
Long-term debt	—	75,000
Deferred compensation liability	7,566	6,494
Deferred income taxes	5,477	—
Other long-term liabilities	5,726	5,842

Total long-term liabilities	18,769	87,336

Total liabilities	259,435	352,673

Stockholders’ equity	748,396	741,620

Total liabilities and stockholders’ equity	$1,007,831	$1,094,293

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	31-Mar-10	31-Mar-09	31-Mar-10	31-Mar-09
Cash flows from operating activities:
Net (loss) income	$(39,711)	$14,273	$(2,473)	$40,517

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,026	7,244	21,512	21,537
Stock-based compensation	2,150	3,092	6,760	8,454
Deferred income taxes	185	3,041	7,018	729
Impairment of goodwill and other long-lived assets	61,315	—	61,315	—
Settlement of claims against Era sellers	(3,361)	—	(3,361)	—
Sale of Constella Futures Holding, LLC	—	—	1,889	(1,939)
Acquired in-process research and development	—	—	—	900
Gain realized from forward exchange contracts	(799)	—	(1,232)	—
Changes in assets and liabilities, net of the effect of acquisitions and divestitures	28,497	(5,672)	(53,530)	(39,917)

Net cash provided by operating activities	55,302	21,978	37,898	30,281

Cash flows from investing activities:
Capital expenditures	(2,407)	(1,982)	(10,146)	(10,851)
Payments to Spectrum Solutions Group, Inc. shareholders	—	(5)	—	(7,021)
Acquisitions, net of cash acquired	(8,611)	(29)	(8,611)	(132,275)
Proceeds from sale of Constella Futures Holding, LLC	—	—	—	14,320
Settlement of Era purchase price	12,500	—	12,500	—
Collections on note receivable	—	—	5,330	—
Proceeds from forward exchange contracts	799	—	1,232	—

Net cash provided by (used in) investing activities	2,281	(2,016)	305	(135,827)

Cash flows from financing activities:
Issuance of common stock	1,300	588	3,312	2,853
Excess tax benefit of stock option exercises	80	285	114	393
Borrowings under credit facility	60,000	—	115,000	75,000
Repayments under credit facility	(120,000)	(25,000)	(190,000)	(75,000)
Net repayments under other short-term credit facilities	—	(358)	—	(1,927)
Reissuance of treasury stock	462	399	462	398
Purchase of treasury stock	(50)	(16)	(990)	(21,840)

Net cash used in financing activities	(58,208)	(24,102)	(72,102)	(20,123)

Effect of exchange rate changes on cash and cash equivalents	(217)	(639)	(296)	(1,406)

Net decrease in cash and cash equivalents	(842)	(4,779)	(34,195)	(127,075)
Cash and cash equivalents, beginning of period	41,330	106,964	74,683	229,260

Cash and cash equivalents, end of period	$40,488	$102,185	$40,488	$102,185

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$281	$1,969	$1,014	$5,062

Income taxes	$106	$5,297	$24,480	$31,964

Cash received during the period:
Interest	$419	$468	$1,374	$2,208

Income taxes	$16	$37	$312	$379

Reconciliation Between Total Revenue and Organic Revenue (Unaudited)

(in thousands)

Organic revenue, as presented, is computed by comparing our reported revenue for the current period to revenue for the same period in the prior year adjusted to include revenue of acquired businesses for the pre-acquisition period of the prior year. In arriving at prior-year revenue, we include the revenue of acquired companies and remove the revenue of divested companies for the prior-year periods comparable to the current-year periods for which the companies are included in our reported revenue. The resulting growth rate is intended to represent our organic, or non-acquisitive, growth year-over-year, including comparable period growth or decline attributable to acquired companies. We believe that this non-GAAP financial measure provides useful information because it allows investors to better assess the underlying growth rate of our business, including the post-acquisition activity of acquired companies. This non-GAAP financial measure is not used for any other purpose and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

	Three Months Ended
	31-Mar-10	31-Mar-09	% Increase
Revenue, as reported	$411,027	$376,928	9.0%

Plus: Revenue of acquired companies for the comparable prior year period		2,261

Organic Revenue	$411,027	$379,189	8.4%

Reconciliation of Non-GAAP Finanical Measures (Unaudited)

(in thousands, except share and per share amounts)

The financial measures shown below, including operating income, as adjusted, net income, as adjusted and diluted earnings per share, as adjusted, are non-GAAP financial measures. We believe these non-GAAP measures provide investors with useful supplemental information regarding underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These measures are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission (SEC). As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. Reconciliations to the most directly comparable GAAP financial measures are included in the table below.

	Three Months Ended 31-Mar-10
	Adjusted for Impairment	Adjusted for Impairment & Unusual Items
Operating loss, as reported	$(30,875)	$(30,875)
Add: Impairment of goodwill and other long-lived assets	61,315	61,315
Less: Settlement of claims against Era sellers	—	(3,361)

Non-GAAP operating income, as adjusted	$30,440	$27,079

Net loss, as reported	$(39,711)	$(39,711)
Add: Impairment of goodwill and other long-lived assets	61,315	61,315
Less: Income tax effect of the other long-lived assets impairment	(523)	(523)
Less: Settlement of claims against Era sellers	—	(3,361)
Less: Prior-period income tax benefits	—	(1,109)

Non-GAAP net income, as adjusted	$21,081	$16,611
Less: allocation of earnings to unvested restricted shares	(250)	(197)

Non-GAAP net income for the computation of earnings per share	$20,831	$16,414

Diluted weighted-average shares outstanding, as reported	56,766,297	56,766,297
Add: Dilutive effect of stock equivalents	480,625	480,625

Non-GAAP diluted weighted-average shares outstanding	57,246,922	57,246,922

Diluted loss per share, as reported	$(0.70)	$(0.70)

Non-GAAP diluted earnings per share, as adjusted	$0.36	$0.29